Exhibit 10.10

SDI, INC.

3220 TILLMAN DRIVE, SUITE 200

BENSALEM, PA 19020

215.633. 1900 TEL /215.633.4423 FAX

WWW.SDI.COM

August 9, 2004

Mr. Daniel Kearney

3 Mary Court

Glen Mills, Pennsylvania 19342

Dear Daniel,

I have outlined the offer for employment at SDI below. We are very excited about your joining our team.

Summary of Offer

Position:		Vice President of Human Resources and General Counsel, SDI

Salary:		$175,000.00 base per year paid in regular bi-weekly installments.

Target Bonus:		30% of base salary
	Breakdown:	60% corporate results
30% direct responsibility results
10% on MBOs
Severance:		6 months

Benefits Package:

In accordance with SDI policy, you become eligible to participate in the benefits program on the first of the month following three months of employment. We will reimburse you for your health and dental insurance premiums until that time.

Performance Review:		April 1, 2005

Start Date:		August 12, 2004

This offer of employment is conditional upon the acceptance of the enclosed Employment Agreement and favorable results on a pre-employment drug screen, criminal and motor vehicle background checks. Also, please sign and return a copy of this letter along with the Employment Agreement.

I believe that with your talent and support, we will continue to grow an exciting and prosperous business. We know your leadership and experience will drive us to new heights.

Sincerely,

/s/ Donald C. Woodring
Donald C. Woodring
President & CEO

DCW/jdf

Accepted by:

/s/ Daniel Kearney
Daniel Kearney

On this	13th day of AUG 2004